Exhibit 10.1

Execution Version

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

LICENSE AGREEMENT

by and between

XOMA (US) LLC

and

NOVARTIS INTERNATIONAL PHARMACEUTICAL LTD.

-i-

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

(continued)

-ii-

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

(continued)

-iii-

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

(continued)

List of Exhibits and Schedules

EXHIBIT A-1 – [*]

EXHIBIT A-2 – XOMA Core Patents

EXHIBIT B – Form of Novartis Invoice

EXHIBIT C – Inventory

EXHIBIT D – XOMA Third Party Agreements

EXHIBIT E – [*]

EXHIBIT F – Form of Amendment to the Note

EXHIBIT G – Form of Amendment to the Security Agreement

EXHIBIT H – Form of Amendment to the Amended and Restated Research, Development and Commercialization Agreement

SCHEDULE 1 – Exceptions to Representations and Warranties

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

Execution Version

LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is entered into and made effective as of the 30th day of September, 2015 (the “Effective Date”) by and between XOMA (US) LLC, a limited liability company organized under the laws of Delaware having offices at 2910 Seventh Street, Berkeley, California (“XOMA”), and Novartis International Pharmaceutical Ltd., a company organized under the laws of Bermuda having offices at 131 Front Street, Hamilton, HM 12, Bermuda (“Novartis”).  XOMA and Novartis are each referred to herein by name or as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, XOMA possesses proprietary technology and intellectual property, development and supply rights with respect to various Licensed Antibodies and Products (as defined below); and XOMA has been pursuing the research and development of various Licensed Antibodies and Products;

WHEREAS, Novartis possesses expertise in the manufacture, development and commercialization of human therapeutic products; and

WHEREAS, the Parties desire that XOMA grant Novartis exclusive rights and that Novartis be solely responsible for the further Development and Commercialization of Licensed Antibodies and Products in the Field in the Territory (each, as defined below), in exchange for certain milestones and royalties to be paid to XOMA, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms will have the meanings set forth in this Article 1 unless context dictates otherwise:

“Accounting Standards” means, with respect to XOMA, U.S. GAAP, and means, with respect to Novartis, IFRS, in each case, as generally and consistently applied throughout the Party’s organization. Each Party shall promptly notify the other in the event that it changes the Accounting Standards pursuant to which its records are maintained, provided, however, that each Party may only use internationally recognized accounting principles (e.g. IFRS, U.S. GAAP, etc).

“Acquiror IP” means, in connection with a Change of Control of XOMA, any Patents and/or Know-How owned or controlled by a Third-Party acquiror of XOMA immediately prior to the date of the Change of Control or thereafter other than the XOMA IP existing immediately prior to such date.

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

“Affiliate” means any Person that directly or indirectly controls or is controlled by or is under common control with a Party.  For the purpose of this definition, “control,” “controls” or “controlled” means ownership (directly or through one or more Affiliates) of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors (in the case of a corporation) or fifty percent (50%) or more of the equity interests (in the case of any other type of legal entity), status as a general partner in any partnership, any other arrangement whereby a Person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity or the ability to cause the direction of the management or policies of a corporation or other entity.  The Parties acknowledge that in the case of certain entities organized under the Laws of certain countries, the maximum percentage ownership permitted by Law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence; provided, that such foreign investor has the power to direct the management and policies of such entity.

“AIA Proceedings” means post-issuance patent challenges and other proceedings under the U.S. Leahy-Smith America Invents Act (“AIA”).

“Antibody” means a polypeptide that (a) is an antibody or is a part of an antibody, modified or unmodified, having at least one complementarity determining region (CDR) and which retains the ability to specifically bind antigen and can include an antigen-binding heavy chain, light chain, heavy chain-light chain dimer, Fab fragment, F(ab')2 fragment, dAb, or an Fv fragment, including a single chain Fv (scFv), and (b) binds to the Target with an in vitro affinity [*].

“Biosimilar” means any product for which Regulatory Approval is sought under (a) the U.S. Biologics Price Competition and Innovation Act of 2009 (or any amendment or successor statute thereto) referencing a Product, or (b) any certification under a similar statutory or regulatory requirement in any non-United States country in the Territory, in each case where the applicant for such Regulatory Approval claims that a XOMA Patent Covering any Product is invalid or that infringement will not arise from the development, manufacture or commercialization of such product by a Third Party. A product shall not be considered to be a Biosimilar if (i) Novartis or any of its Affiliates or sublicensees was involved in the Development of such product, or (ii) such product is commercialized by any sublicensee of Novartis or any of its Affiliates or by any Person who obtained such product in a chain of distribution that included Novartis or any of its Affiliates or sublicensees).

“BLA” means a Biologics License Application filed with the FDA in the United States with respect to a Product, as defined in Title 21 of the U.S. Code of Federal Regulations, Section 601.2 et. seq., or a comparable filing for Regulatory Approval in a jurisdiction other than the United States.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed, as the case may be, at the location where the respective activity is to be performed.

“Calendar Quarter” means a period of three (3) consecutive months ending on the last day of March, June, September, or December, respectively.

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

“Calendar Year” means a period of twelve (12) consecutive months beginning on January 1 and ending on December 31.

“cGCP” means current Good Clinical Practices as defined in U.S. Regulations 21 CFR § 50, 54, 56, 312 and 314, and applicable ICH standards as each may be amended from time to time.

“cGLP” means current Good Laboratory Practices as defined in U.S. Regulations 21 CFR § 58 and applicable FDA then-current laboratory review and inspection requirements, as each may be amended from time to time.

“cGMP” means current Good Manufacturing Practices pursuant to U.S. Regulations 21 C.F.R. §211, et seq., and applicable ICH standards as each may be amended from time to time.

“Change of Control” means, with respect to a Party: (a) completion of a merger, reorganization, amalgamation, arrangement, share exchange, consolidation, tender or exchange offer, private purchase, business combination, recapitalization or other transaction involving a Party as a result of which the stockholders of such Party immediately preceding such transaction hold less than fifty percent (50%) of the outstanding shares, or less than fifty percent (50%) of the outstanding voting power, respectively, of the ultimate company or entity resulting from such transaction immediately after consummation thereof (including a company or entity which as a result of such transaction owns the then-outstanding securities of a Party or all or substantially all of a Party's assets, either directly or through one or more subsidiaries); (b) the adoption of a plan relating to the liquidation or dissolution of a Party, other than in connection with a corporate reorganization (without limitation of clause (a), above); (c) the sale or disposition to a Third Party of all or substantially all the assets of a Party (determined on a consolidated basis); or (d) the sale or disposition to a Third Party of assets or businesses that constitute fifty percent (50%) or more of the total revenue or assets of a Party (determined on a consolidated basis).  The entity(ies) gaining control of such Party pursuant to a transaction described in the preceding sentence are referred to herein as the “Acquiror”.

“Combination Product” means any pharmaceutical product (in any formulation) containing one or more active pharmaceutical ingredients in addition to a Licensed Antibody.

“Commercialization” and “Commercialize” means all activities undertaken relating to the marketing, promotion (including advertising, detailing, sponsored product or continuing medical education), use, offering for sale, importing for sale, exporting for sale, distribution and sale of a Product and the commercial manufacturing of a Product, as well as, in each case, maintaining Regulatory Approvals necessary or useful to undertake such activities.

“Commercially Reasonable Efforts” means the expenditure of those efforts and resources used consistent with the usual practice of Novartis in reasonably and diligently pursuing Development or Commercialization of other similar pharmaceutical products proprietary to Novartis with similar market and economic potential and at a similar stage in Development or product life, taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved, [*], and all other

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

Commercially Relevant Factors.  It is anticipated that the level of effort may change over time, reflecting changes in the status of a Licensed Antibody or Product, as applicable.

“Commercially Relevant Factors” means, with respect to a Licensed Antibody or Product, all relevant factors that may affect the Development, Regulatory Approval or Commercialization of such Licensed Antibody or Product, including (as applicable): safety, efficacy, quality or stability; product profile (including product modality, category and mechanism of action); stage of Development or life cycle status; Development, Regulatory Approval, manufacturing, and Commercialization costs and risk; feasibility and cost of manufacture; the likelihood of obtaining Regulatory Approvals (including satisfactory price approvals) and the timing of such approvals; the current guidance and requirements for Regulatory Approval and the current and projected regulatory status, including expectations for post-approval commitments; labeling or anticipated labeling; the then-current competitive environment and the likely competitive environment at the time of projected entry into the market; past performance; present and future market potential; existing or projected pricing, sales, reimbursement and profitability; pricing or reimbursement changes in relevant countries; proprietary position, strength and duration of patent protection and anticipated exclusivity; and such Party’s [*].

“Control”, “Controls” or “Controlled” means, with respect to any Know-How, Patents, proprietary information or trade secrets, or other intellectual property rights (collectively, “Rights”), the legal authority or right (whether by ownership, license or otherwise) of a Party to grant a license or a sublicense of or under such Rights to the other Party, or to otherwise disclose such proprietary information or trade secrets to the other Party, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary information or trade secrets of a Third Party.

“Cover”, “Covering” or “Covered” means, with respect to a product, composition, technology, process or method, that, in the absence of ownership of or a license granted under a Valid Claim, the manufacture, use, offer for sale, sale or importation of such product or composition, or the practice of such technology, process or method, would infringe such Valid Claim (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue as then being prosecuted in good faith).

“Deliver” or “Delivery” means the dispatch of the Inventory by XOMA pursuant to this Agreement.

“Develop” or “Development” means all research, discovery, pre-clinical development, clinical development, and regulatory activities with respect to Licensed Antibodies and Products, including optimization, non-clinical testing, pharmacology studies, toxicology studies, formulation, chemical analysis, bioanalytical analysis, material performance studies (such as measurements of stability, physical form, dissolution, or visual or spectroscopic analysis, and the like), manufacturing process development and scale-up (including with respect to active pharmaceutical ingredient and drug product production), quality assurance and quality control, technical support, pharmacokinetic studies, clinical studies, regulatory affairs activities, and manufacturing, use and importation in support of such activities, in each case to the extent required

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

or useful to obtain any Regulatory Approvals from the FDA or any other applicable Regulatory Authority.

“Dollars” or “$” means the legal tender of the U.S.

“EMA” means the European Medicines Agency, and any successor entity thereto.

“Executive Officers” means XOMA’s Chief Executive Officer (or his designee) and the President of Novartis Institutes for Biomedical Research, Inc. (“NIBR”), an Affiliate of Novartis, (or his designee).

“FDA” means the U.S. Food and Drug Administration, and any successor entity thereto.

“Field” means [*] indications and uses, including [*] indications and therapeutic uses.

“First Commercial Sale” means, with respect to a Product, the first arm’s length sale to a Third Party for use or consumption of any such Product in a country.

“GAAP” means United States generally accepted accounting principles consistently applied by the applicable Person.

“ICH” means the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

“Indication” means the specific human disease or condition for which a Product has received Regulatory Approval, the approved label claim of which identifies such Indication; provided, that during the Development of a Licensed Antibody or Product (prior to Regulatory Approval), the Indication(s) for such Licensed Antibody or Product shall be the Indication(s) that are targeted by such Development efforts, as reflected in the applicable development plan and clinical trial protocols.

“IND” means (a) an Investigational New Drug Application as defined in the U.S. Food, Drug & Cosmetics Act and applicable regulations promulgated thereunder by the FDA; (b) a Clinical Trial Authorization filed with EU member states; or (c) the equivalent application to the equivalent Regulatory Authority in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of an investigational new drug in humans in such jurisdiction.

“IFRS” means International Financial Reporting Standards, as amended from time to time.

“Know-How” means all technical or proprietary information, know-how and data, including inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to compounds, formulations, compositions, products or to their manufacture, development, registration, use or commercialization or methods of assaying or testing them or processes for their manufacture, formulations containing them, compositions incorporating or comprising them and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical,

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formulae, expertise and information, regulatory filings and copies thereof, relevant to the development, manufacture, use or commercialization of and/or which may be useful in studying, testing, development, production or formulation of products, or intermediates for the synthesis thereof.

“Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments, or ordinances having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

“Licensed Antibody” means (a) any Antibody [*], or (b) any Antibody for which Novartis’ Development, manufacture or Commercialization would infringe any XOMA IP but for the license granted to Novartis under this Agreement.

“[*]” means, with respect to any [*], the following has occurred:  [*] or [*].

“[*]” means [*].

“Net Sales” means the net sales on behalf of Novartis and any of its Affiliates or sublicensees (each, a “Selling Party”) for any Product sold to Third Parties other than sublicensees in bona fide, arms-length transactions, [*].  The deductions booked on an accrual basis [*] to calculate the recorded net sales from gross sales include[*]:

(a)        normal trade and cash discounts;

(b)        amounts repaid or credited by reasons of defects, rejections, recalls or returns;

(c)        rebates and chargebacks to customers and Third Parties (including Medicare, Medicaid, Managed Healthcare and similar types of rebates);

(d)        any amounts recorded in gross revenue associated with goods provided to customers for free;

(e)        amounts provided or credited to customers through coupons and other discount programs;

(f)        delayed ship order credits, discounts or payments related to the impact of price increases between purchase and shipping dates;

(h)        [*]; and

(i)         [*].

In the case of any sale or other disposal of a Product between or among Novartis and its Affiliates or sublicensees, for resale, Net Sales shall be calculated only on the value charged or invoiced on the first arm’s-length sale thereafter to a Third Party.  In the case of any sale which is not invoiced or is delivered before invoice, Net Sales shall be calculated at the time [*].  In the

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

case of any sale or other disposal for value, such as barter or counter-trade, of any Product, or part thereof, other than in an arm’s length transaction exclusively for money, Net Sales shall be calculated on the value of the non-cash consideration received or the fair market price (if higher) of a Product in the country of sale or disposal.

In the event a Product is sold as a Combination Product, the Net Sales of a Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price in a particular country of a Product containing the Licensed Antibody as the sole active ingredient when sold separately in finished form and B is the weighted average sale price in that country of the product(s) containing the other component(s) as the sole active ingredient(s) when sold separately in finished form.  Regarding prices comprised in the weighted average price when sold separately referred to above, if these are available for different dosages from the dosages of Licensed Antibody and other active ingredient components that are included in the Combination Product, then [*] in calculating the royalty-bearing Net Sales of the Combination Product. In the event that such weighted average sale price cannot be determined for both a Product and the other product(s) in combination, the calculation of Net Sales for purposes of determining royalty payments shall be [*].

For the avoidance of doubt, sales between Novartis, its Affiliates, sublicensees and designees shall not be considered Net Sales (unless such Person is the end user of a Product), which shall be calculated on Net Sales of Novartis, its Affiliates, sublicensees and designees to independent Third Party customers.

“Patent” means (a) all patents and patent applications in any country or supranational jurisdiction in the Territory, (b) any substitutions, divisionals, continuations, continuations-in-part, provisional applications, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications, and (c) foreign counterparts of any of the foregoing.

“Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

“Phase I Clinical Trial” means a clinical study of an investigational product in human subjects with the primary objective of characterizing its safety, tolerability, and pharmacokinetics for future studies.  The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents and shall be deemed commenced when the first patient in such study has received his or her initial dose of a product.

“Phase II Clinical Trial” means a clinical study of an investigational product in patients with the primary objective of characterizing efficacy as well as generating more detailed safety, tolerability, and pharmacokinetics information.  The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents and shall be deemed commenced when the first patient in such study has received his or her initial dose of a product.  Any clinical study conducted under a protocol which identifies such study as a “Phase

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

II” study (but excluding any study identified as a “Phase I/II” study unless such study otherwise satisfies the criteria in the first sentence of this definition) shall be deemed to be a Phase II Clinical Trial.

“Phase III Clinical Trial” means a clinical study of an investigational product in patients with the primary objective of confirming with statistical significance the efficacy and safety with the aim to obtain Regulatory Approval in any country as described in 21 C.F.R. 312.21(c), or a comparable clinical study prescribed by the relevant Regulatory Authority in a country other than the United States.  The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents and shall be deemed commenced when the first patient in such study has received his or her initial dose of a product.  Any clinical study conducted under a protocol which identifies such study as a “Phase III” or “pivotal” study shall be deemed to be a Phase III Clinical Trial.

“Product” means any pharmaceutical product containing a Licensed Antibody (alone or with other active ingredients), in all forms, presentations, formulations, methods of administration and dosage forms.

“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparation, filing, prosecution and maintenance of such Patent, as well as re-examinations, reissues, appeals, and requests for patent term adjustments and patent term extensions with respect to such Patent, together with the initiation or defense of interferences, the initiation or defense of oppositions and other similar proceedings with respect to the particular Patent, and any appeals therefrom, and any AIA Proceedings.  For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include any other enforcement actions taken with respect to a Patent.

“Regulatory Approval” means, with respect to a Product in any country or jurisdiction, any approval (including where required, pricing and reimbursement approvals), registration, license or authorization from a Regulatory Authority in a country or other jurisdiction that is necessary to market and sell such Product in such country or jurisdiction.

“Regulatory Authority” means any governmental agency or authority responsible for granting Regulatory Approvals for Products, including the FDA, EMA and any corresponding national or regional regulatory authorities.

“Regulatory Materials” means regulatory applications, notifications, and registrations for Regulatory Approvals or other submissions made to or with a Regulatory Authority, together with all related correspondence to or from such Regulatory Authority, that are necessary or reasonably desirable in order to Develop or Commercialize a Product in a particular country, territory or possession in the Territory.  Regulatory Materials include INDs, and BLAs, and amendments and supplements to any of the foregoing, and applications for pricing approvals.

“Target” means transforming growth factor beta 1 (TGFβ1), [*].

“Territory” means all countries of the world.

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

“Third Party” means any Person other than XOMA or Novartis that is not an Affiliate of XOMA or of Novartis.

“United States” or “U.S.” means the United States of America and all of its territories and possessions.

“[*]” means (a) [*], and (b) [*].

“[*]” means the [*].

“Valid Claim” means a claim of (a) an issued Patent or (b) pending application for a Patent, in each case, that has not expired, lapsed, been cancelled or abandoned, or been dedicated to the public, disclaimed, or held unenforceable, invalid, or cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal has been or can be taken, including through opposition, reexamination, reissue or disclaimer.  An unissued claim in a pending Patent application shall only be deemed a Valid Claim to the extent such claim has not been pending for more than [*], provided that if such a claim ceases to be a Valid Claim by reason of the foregoing, then such claim shall again be deemed a Valid Claim in the event such claim subsequently issues within such Patent application.

“XOMA Background Patents” means any Patents, other than the XOMA Core Patents and any Patents that are part of any Acquiror IP, that are Controlled by XOMA or its Affiliates [*]. [*] included in the XOMA Background Patents.

“XOMA Core Patents” means the Patents listed in EXHIBIT A-2 and all Patents claiming priority thereto.

“XOMA IP” means XOMA Know-How and XOMA Patents, but excluding all Acquiror IP.

“XOMA Know-How” means Know-How that is Controlled by XOMA or its Affiliates [*] for the Development, manufacture or Commercialization of Antibodies, Licensed Antibodies and/or Products, but excluding any Know-How that is part of any Acquiror IP.

“XOMA Patents” means the XOMA Core Patents and XOMA Background Patents.

“XOMA Regulatory Materials” means all Regulatory Materials and Regulatory Approvals owned or Controlled by XOMA or its Affiliates relating to Licensed Antibodies or Products in the Territory, whether as of the Effective Date or during the Term.

1.1       Additional Definitions.  Each of the following definitions is set forth in the section of this Agreement indicated below:

Definition:	Section:
Abandonment	5.2.2
Act	5.7.1

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

Definition:	Section:
Agreement	Preamble
Auditor	4.7.2
Bankruptcy Code	3.3.1
BPCIA	5.7.2
Claims	8.1
Competing Infringing Activities	5.5
[*]	3.1.3(b)
Confidential Information	6.1
Development and Regulatory Milestone	4.2
Development and Regulatory Milestone Payment	4.2
Disclosing Party	6.1
[*]	3.1.3(b)
Effective Date	Preamble
Enforcing Party	5.5
Existing Confidentiality Agreement	6.1
Future IP	5.1.2
Indemnified Party	8.3.1
Indemnifying Party	8.3.1
Inventory	7.2(l)
Loans	4.2.4
Losses	8.1
NIBR	Definition of “Executive Officers” in Article 1
Note	4.2.4
Note Holder	4.2.4
Novartis	Preamble
Novartis Indemnitees	8.2
Novartis Patents	5.1.2
Novartis Products	5.1.2
Novartis Product IP	9.4.4(c)
Novartis Product-Related IP	9.4.4(d)
NVDI	4.2.4
Party or Parties	Preamble
Payment Breach	9.2.1
Process	2.5.2
Product Marks	5.8
[*]	5.2.1(b)
[*]	9.4.11
Receiving Party	6.1
[*]	4.3.2(e)
Royalty Term	4.3.2(a)
Sales & Royalty Report	4.4.2

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

Definition:	Section:
Selling Party	Definition of “Net Sales” in Article 1
[*]	9.4.11
Term	9.1
Trade Control Laws	11.6
XOMA	Preamble
XOMA Indemnitees	8.1
[*]	4.3.2(d)
[*]	4.3.2(d)

ARTICLE 2

DEVELOPMENT AND COMMERCIALIZATION

2.1       Development and Commercialization.  Novartis shall, at its own costs and expense, undertake the following itself, or through its Affiliates or sublicensees:

2.1.1    Use Commercially Reasonable Efforts to Develop [*], including [*];

2.1.2    Where such Development efforts are successful, use Commercially Reasonable Efforts to seek to obtain Regulatory Approval [*] for such Products in such Indications; and

2.1.3    If Regulatory Approval is obtained, use Commercially Reasonable Efforts to (a) launch each such Product, and (b) further Commercialize each such Product.

Subject to compliance with the foregoing in Sections 2.1.1, 2.1.2 and 2.1.3, the Development and Commercialization of Licensed Antibodies and/or Products (as applicable) [*].

2.2       Regulatory; Manufacturing.

2.2.1    Novartis shall (a) determine the regulatory plans and strategies for the Licensed Antibodies and Products, (b) (either itself or through its Affiliates or sublicensees) make all Regulatory Filings with respect to the Products, and (c) be responsible for obtaining and maintaining Regulatory Approvals throughout the Territory in the name of Novartis or its Affiliates or sublicensees.

2.2.2    XOMA shall reasonably cooperate with and provide assistance to Novartis in connection with filings to any Regulatory Authority relating to the Licensed Antibodies and Products, including by executing any required documents, providing reasonable access to personnel and providing Novartis with copies of all reasonably required documentation.  [*] associated with such cooperation and assistance to the extent such activities are conducted during the ninety (90) days following the Effective Date [*].

2.2.3    Novartis or its designated sublicensee(s) will be solely responsible for the manufacture and supply of the Licensed Antibodies and Products being Developed or Commercialized under this Agreement.

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

2.3       Reporting.  Commencing in January 2016 and annually thereafter, Novartis shall provide XOMA with written reports detailing the activities of Novartis, its Affiliates and sublicensees with respect to the Development of (and, if applicable, pre-commercial launch activities for) Products in the Field in the Territory, both as to activities conducted during the prior Calendar Year and planned activities, in sufficient depth to enable XOMA to reasonably assess Novartis’ compliance with Section 2.1.  Novartis shall discuss with XOMA such report in a time and manner as mutually agreed by the Parties.

2.4       Subcontracting.  Novartis shall have the right to engage Affiliates or Third Party subcontractors to perform certain of its obligations under this Agreement, subject to ensuring such Affiliates’ and subcontractors’ compliance with the Agreement.  Novartis shall remain directly liable for any breach of this Agreement attributable to any act or omission of any Novartis Affiliate, subcontractor or sublicensee.

2.5       Transfer of Materials, Process and Know-How.  Within ninety (90) days after the Effective Date:

2.5.1    XOMA shall, [*], transfer to Novartis the entire Inventory.  [*] such Inventory under this Agreement [*].  XOMA shall transfer, and shall cause its contractors to transfer, the Inventory in accordance with all applicable Laws.  The Inventory shall be provided “AS-IS”, and XOMA expressly disclaims all representations and warranties with respect thereto, excepting only as to title and the right to transfer the Inventory to Novartis.

2.5.2    XOMA shall cooperate reasonably in good faith with Novartis to bring about and complete a smooth and orderly transition of the manufacture of each Licensed Antibody and Product existing as the Effective Date, including the Process for such Licensed Antibody and Product, to Novartis or to one Third Party or Affiliate of Novartis designated by Novartis.  “Process” means, with respect to a Licensed Antibody or Product, [*], and [*], and [*], which [*] and [*] for the manufacture of such Licensed Antibody or Product.  In support of the foregoing, upon request of Novartis, XOMA shall provide such technology transfer support services as described below to Novartis or to one Third Party or Affiliate of Novartis, as follows:

(a)        During such ninety (90)-day period, XOMA shall use commercially reasonable efforts to ensure that Novartis has access to [*] and [*], including [*] and [*] the Process.

(b)        During such ninety (90)-day period, Novartis and the [*] shall [*], [*] and [*] the Process.

(c)        Each Party shall [*] in connection with the transfer of the Process, and in the case of [*], for clarity, [*] and [*] or [*].  Notwithstanding the foregoing, to the extent [*] with respect to [*] such ninety (90)-day period, [*] in connection therewith.

2.5.3    Without limiting the foregoing in Sections 2.5.1 and 2.5.2, or being limited thereby, XOMA shall use commercially reasonable efforts during such ninety (90) day period, to [*] and [*] or [*], including [*] that include [*] and [*] and [*], and [*] and [*] as described herein.

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

XOMA shall also use commercially reasonable efforts to [*] and [*] and [*] in connection with this Agreement, including in relation to any of the foregoing [*] as contemplated hereunder.  Such activities shall be [*] to the extent performed during such ninety (90)-day period, and [*].

2.5.4    Notwithstanding any other provision of this Section 2.5, XOMA [*], or (b) [*] or [*], in each case in connection with [*] or [*].  XOMA shall use commercially reasonable efforts to [*] and provided that [*].  Such [*] during such ninety (90)-day period and [*].

2.5.5    All Know-How and documentation to be transferred to Novartis hereunder shall be provided in electronic form.

ARTICLE 3

LICENSE GRANTS

3.1       License Grants; [*].

3.1.1    License Grants.  XOMA hereby grants to Novartis and its Affiliates an exclusive (even as to XOMA and its Affiliates) license, under the XOMA IP and XOMA Regulatory Materials to Develop, manufacture and Commercialize the Licensed Antibodies and Products for the Field in the Territory, including to conduct any and all medical affairs activities with respect thereto.  The foregoing license set forth in this Section 3.1.1 shall bear royalties as set forth in Section 4.3.

3.1.2    Sublicensing.  The license grant in Section 3.1.1 includes the right to grant and authorize sublicenses in multiple tiers, provided that:  (a) Novartis shall require that each sublicensee comply with all applicable provisions of this Agreement; (b) Novartis shall remain directly responsible for each sublicensee’s performance in connection with this Agreement; and (c) Novartis shall, [*] such sublicensee.

3.1.3    [*].

(a)        [*] agrees that, during the Term of the Agreement, [*] or [*] (including [*]) with respect to [*].

(b)        If [*] and if [*], then [*] shall [*] or [*] in connection with [*], and [*] will either (i) [*], provided that [*] or [*] in connection with [*] (and [*] shall be maintained and updated from time to time to [*]), or (ii) [*].  [*] during [*] shall [*] set forth in subsection (a).  [*], as used in this subsection (b), means the [*] without [*] or [*].

3.2       Rights Retained by the Parties.  For purposes of clarity, each Party retains all rights under the Know-How and Patents Controlled by such Party not expressly granted to the other Party pursuant to this Agreement; further, XOMA retains a non-exclusive, limited right under the XOMA IP solely in order to perform its obligations under this Agreement for the benefit of Novartis.  Novartis shall not, and shall not permit any of its Affiliates or sublicensees to, practice or use any of the XOMA Patents or XOMA Know-How outside of the scope of the license granted under Section 3.1.1.

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

3.3       Rights in Bankruptcy.

3.3.1    The Parties agree that this Agreement constitutes an executory contract under Section 365 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) for the license of “intellectual property” as defined under Section 101 of the Bankruptcy Code and constitutes a license of “intellectual property” for purposes of any similar laws in any other country in the Territory.  The Parties further agree that Novartis, as licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights and elections under the Bankruptcy Code, including, but not limited to, Section 365 (n) of the Bankruptcy Code, and any similar laws in any other country in the Territory.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against XOMA under the Bankruptcy Code and any similar laws in any other country in the Territory, Novartis will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless XOMA elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of XOMA upon written request therefor by Novartis.

3.3.2    All rights, powers and remedies of Novartis provided for in this Section 3.3 are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including under the Bankruptcy Code and any similar laws in any other country in the Territory).  Novartis, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including under the Bankruptcy Code).  The Parties agree that they intend the following Novartis rights to extend to the maximum extent permitted by law, including for purposes of the Bankruptcy Code:  (a) the right of access to any XOMA IP (including all embodiments thereof), or any Third Party with whom XOMA contracts to perform an obligation of XOMA under this Agreement which is necessary for the Development, registration, manufacture and/or Commercialization of Products in the Territory; (b) the right to contract directly with any Third Party described in (a) to complete the contracted work; and (c) the right to cure any breach of or default under any such agreement with a Third Party and set off the costs thereof against amounts payable to XOMA under this Agreement.

3.4       [*].  If requested by Novartis, XOMA shall cooperate reasonably with Novartis [*] to [*].  [*] associated with such [*] shall [*] and shall [*].

ARTICLE 4

FINANCIAL TERMS

4.1       Upfront Fee.  In partial consideration for the licenses granted to Novartis hereunder, Novartis shall pay XOMA a non-refundable, non-creditable payment of Thirty-Seven Million Dollars (US$37,000,000) within thirty (30) days after receipt of invoice in the form of EXHIBIT B.

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

4.2       Development and Regulatory Milestone Payments.  In further consideration of the licenses granted to Novartis hereunder, upon achievement of each of the milestone events relating to the Development or Regulatory Approval of a Licensed Antibody or Product, as applicable, set forth in the table immediately below (each, a “Development and Regulatory Milestone”), Novartis shall pay the corresponding [*] milestone payment (each, a “Development and Regulatory Milestone Payment”) to XOMA as set forth in the following:

Milestone Number	Development and Regulatory Milestone	Development and Regulatory Milestone Payment(s)
1	[*]	US$[*]
2	[*]	US$[*]*
3	[*]	US$[*]
4	[*]	[*]:US$[*] [*]:US$[*]
5	[*]	[*]:US$[*] [*]:US$[*]
6	[*]	[*]:US$[*] [*]:US$[*]

* [*]

4.2.1    For clarity: (a) the aggregate of all Development and Regulatory Milestone Payments made under this Agreement shall not exceed [*]; (b) [*] Development and Regulatory Milestone Payment shall be [*] for the [*] Development and Regulatory Milestone; (c) Development and Regulatory Milestones may be achieved [*] or [*] that [*] Development and Regulatory Milestone; and (d) [*] refers to [*] (for clarity, [*] would be considered [*], but [*] would not be considered [*]).

4.2.2    If Development and Regulatory Milestone number 1 is not achieved, then, effective upon achievement of the first of any of Development and Regulatory Milestone numbers 2, 3, 4 and 5, Development and Regulatory Milestone number 1 shall also be considered achieved.  If Development and Regulatory Milestone number 2 is not achieved, then, effective upon achievement of the first of any of Development and Regulatory Milestone numbers 3, 4 and 5, Development and Regulatory Milestone number 2 shall also be considered achieved.  If Development and Regulatory Milestone number 3 is not achieved, then, effective upon the achievement of the first of any of Development and Regulatory Milestone numbers 4 and 5, Development and Regulatory Milestone number 3 shall also be considered achieved.

4.2.3    Within [*] following the achievement of a Development and Regulatory Milestone (including where a Development and Regulatory Milestone is considered achieved pursuant to Section 4.2.2), Novartis shall send a notice of such achievement in writing to XOMA.

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

Upon receipt of a notice of achievement of such Development and Regulatory Milestone, [*] with respect to the corresponding Development and Regulatory Milestone Payment.  Novartis shall pay to XOMA such Development and Regulatory Milestone Payment within [*] after [*].

4.2.4    Upon delivery by Novartis to XOMA of written notice of achievement of Development and Regulatory Milestone Number 2, the amount of the Loans (as defined in the Note (as hereafter defined)) then outstanding under that certain Secured Note Agreement, dated May 26, 2005, as amended (as amended, restated, superseded or otherwise modified from time to time, the “Note”), between XOMA and Novartis Vaccines and Diagnostics, Inc. (f/k/a Chiron Corporation) (“NVDI”), which was assigned by NVDI to NIBR with XOMA’s consent immediately prior to the execution of this Agreement, shall be reduced by US$7,300,000 and Novartis shall cause the then-current Note holder (“Note Holder”) to record such reduction of the Note in its records.  In the event that the outstanding principal amount of the Note, together with all accrued and unpaid interest thereon, is less than $7,300,000 upon the date of delivery by Novartis  to XOMA of written notice of achievement of Development and Regulatory Milestone Number 2, then the Development and Regulatory Milestone Number 2 payment shall be increased in an amount equal to the difference between (x) US$7,300,000 and (y) the then-outstanding principal amount of the Note, together with all accrued and unpaid interest thereon.

4.3       Product Royalties.

4.3.1    Product Royalties.  On a Product-by-Product basis, Novartis shall pay royalties on the Net Sales of each Product in the Territory, in all Indications in the Field, at the following rates, during the Royalty Term:

Aggregate Net Sales of a Product in any Calendar Year during the Royalty Term	Royalty Rate
Portion of Net Sales of such Product up to US$[*]	[*]%
Portion of Net Sales of such Product above US$[*] and up to and including US$[*]	[*]%
Portion of Net Sales of such Product above US$[*] and up to and including US$[*]	[*]%
Portion of Net Sales of such Product above US$[*] and up to and including US$[*]	[*]%
Portion of Net Sales of such Product above US$[*]	[*]%

4.3.2    Royalty Term and Adjustments.

(a)        Novartis’ royalty obligations to XOMA under this Section 4.3 shall commence on a Product-by-Product and country-by-country basis on the date of First Commercial Sale of such Product by Novartis, its Affiliates or sublicensees to a Third Party in the relevant

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

country and shall expire on a Product-by-Product and country-by-country basis upon the later of the following (the “Royalty Term”), as applicable:

(i)         the expiration in such country of the last-to-expire Valid Claim in the XOMA Core Patents Covering such Product; and

(ii)       ten (10) years after First Commercial Sale of such Product in the relevant country in the Territory.

(b)        Notwithstanding anything in this Agreement to the contrary, and [*] provided for under this Agreement, for Net Sales of a Product in any country in which [*] such Product, during the Royalty Term the associated royalties pursuant to Section 4.3.1 shall be [*] from what otherwise would be payable by Novartis to XOMA under this Agreement.  Further, [*] for a Product in a country in the Territory, [*] under this Agreement with respect to such Product in such country shall [*], which shall [*] this Agreement.

(c)        If an event of [*] for a Product in any country has occurred, then so long as either (i) [*] such Product in such country, or (ii) [*] such Product in such country, then the Royalty Rate applicable to Net Sales of such Product in such country in accordance with in Section 4.3.1 shall be [*].

(d)        Notwithstanding anything to the contrary in this Agreement, [*] responsible for the payment of [*] and other payment obligations, if any, [*] in connection with (i) any [*] which [*] and [*] under this Agreement, or (ii) which relate to [*] relating to any [*], (collectively, the “[*]”).  All such payments in respect of [*] shall be made promptly [*] in accordance with [*] (collectively, [*] after each such payment has been made.  For clarity, any payment obligations that may arise pursuant to Section [*] with respect to the [*] shall not be deemed to be a [*].

(e)        In the event that [*] or [*] or [*] or [*], including [*] (collectively, “[*]”), [*] and [*] or otherwise and [*] with respect to [*] (including [*]) by [*]; provided that to the extent (if at all) [*] provides [*] having [*] any [*] under this Agreement, [*] hereunder shall be [*] as reasonably [*] under this Agreement.

(f)        In the event that [*] or [*] in connection with the [*] under this Agreement, [*] and [*] or otherwise and [*] with respect to [*] (including [*]) by [*]; provided that to the extent (if at all) [*] provides [*] having [*] any [*] under this Agreement, [*] hereunder shall be [*] as reasonably [*] under this Agreement.

(g)        Subject to, and without prejudice to, [*], in no event shall [*] such that the royalty payments due to XOMA from Novartis under Section 4.3 [*].  [*] with respect to a particular Product in a particular country [*] shall be [*] royalty payment amounts due to XOMA [*] that [*], provided further that [*] for such Product in such country, [*] with respect to any [*] any [*] hereunder.

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

4.4       Reports; Royalty Payments.

4.4.1    Until the expiration of Novartis’ royalty payment obligations under this Article 4, Novartis agrees to make written reports to XOMA within [*] after the end of each Calendar Quarter covering sales of Product on a country-by-country basis in the Territory by Novartis, its Affiliates and sublicensees during such Calendar Quarter.

4.4.2    Each such written report (“Sales & Royalty Report”) shall, with respect to each country, provide:

(a)        number of units sold for the Products;

(b)        the Net Sales for the Products; and

(c)        the calculation of the royalty payment due on such Net Sales in the Territory pursuant to this Article 4.

4.4.3    Following receipt of each such Sales & Royalty Report, [*], Novartis shall make the royalty payment due to be paid to XOMA under Article 4 for the Calendar Quarter covered by such report.

4.5       Sales Milestone Payment.  In addition to the payments referenced in Sections 4.1 through 4.4 above, Novartis shall pay XOMA the following sales milestone payments following the first respective Calendar Quarter in which the total Net Sales of all Products in the Territory first reach or exceed the thresholds specified in the table below for the Calendar Year in which such Calendar Quarter occurs.  Following XOMA’s receipt of a Sales & Royalty Report for a Calendar Quarter of a Calendar Year, if a sales milestone payment has been achieved, [*]  Novartis shall pay XOMA the associated milestone payment within [*].  In the interest of clarity, (a) XOMA may earn more than one payment pursuant to this Section 4.5. in a given year (e.g., if total Net Sales of all Products in the Territory are US$[*] in a Calendar Year, and no previous sales milestone had been achieved under this Section 4.5, then all four (4) sales milestones would be achieved, and all four (4) associated milestone payments would be earned, in such Calendar Year), and (b) the aggregate of all payments made pursuant to this Section 4.5 shall not exceed US$[*].

Sales milestone	Associated milestone payment
Annual Net Sales first reach US$[*]	US$[*]
Annual Net Sales first reach US$[*]	US$[*]
Annual Net Sales first reach US$[*]	US$[*]
Annual Net Sales first reach US$[*]	US$[*]

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

4.6       Methods of Payments.  All payments due from Novartis to XOMA under this Agreement shall be paid in Dollars by Novartis via wire transfer to a bank designated in writing in advance by XOMA.  Any payment which falls due on a date which is not a Business Day in the location from which the payment will be made may be made on the next succeeding Business Day in such location.

4.7       Accounting.

4.7.1    Novartis shall keep complete, true and accurate books and records in accordance with its Accounting Standards in relation to this Agreement, including, in relation to Net Sales and royalties.  Novartis shall keep such books and records for at least [*] years following the Calendar Quarter to which they pertain.

4.7.2    XOMA may, upon written notice to Novartis, appoint an internationally-recognized independent accounting firm (which firm is reasonably acceptable to Novartis, such acceptance not to be unreasonably delayed or conditioned) (the “Auditor”) to inspect the relevant reports, statements, records or books of accounts (as applicable) of Novartis and/or its Affiliates to verify the accuracy of any Sales & Royalty Report.  Before beginning its audit, the Auditor shall execute an undertaking reasonably acceptable to Novartis on customary terms by which the Auditor shall keep confidential all information reviewed during such audit.  The Auditor shall have the right to disclose to XOMA its conclusions regarding any payments owed under this Agreement.

4.7.3    Novartis and its Affiliates shall make their records available for inspection by such Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from XOMA.  The records shall be reviewed solely to verify the accuracy of the Sales & Royalty Reports.  [*].  In addition, XOMA shall only be entitled to audit the relevant books and records of Novartis relating to a Sales & Royalty Report for a period of [*] calendar years after receipt of the applicable Sales & Royalty Report.  XOMA agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, except to the extent necessary to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order.

4.7.4    The Auditor shall provide its audit report and basis for any determination to Novartis at the time such report is provided to XOMA, before it is considered final. Novartis shall have the right to request a further determination by such Auditor as to matters which Novartis disputes within [*] following receipt of such report. Novartis will provide XOMA and the Auditor with a reasonably detailed statement of the grounds upon which it disputes any findings in the audit report and the Auditor shall undertake to complete such further determination within [*] after the dispute notice is provided, which determination shall be limited to the disputed matters. Any matter that remains unresolved shall be resolved in accordance with the dispute resolution procedures contained in Section 11.1.

4.7.5    In the event that the final result of the inspection reveals an undisputed underpayment or overpayment by Novartis, the underpaid or overpaid amount shall be settled promptly.

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

4.7.6    XOMA shall pay for such audits, as well as its own expenses associated with enforcing its rights with respect to any payments hereunder, except that in the event there is any upward adjustment in aggregate amounts payable for any year shown by such audit of more than [*] of the amount paid, Novartis shall pay for such audit.

4.8       Currency.  All payments under this Agreement shall be payable in US Dollars.  When conversion of payments from any foreign currency is required to be undertaken by Novartis, the US Dollar equivalent shall be calculated using Novartis’ then-current standard exchange rate methodology as applied in its external reporting.

4.9       Late Payments.  Any undisputed amount owed by Novartis to XOMA under this Agreement that is not paid on or before [*] the date such payment is due shall bear interest at a rate per annum equal to the lesser of (a) the thirty (30)-day United States dollar LIBOR rate in effect on the date that payment was due, as published by The Financial Times after such payment is due, plus [*], or (b) the highest rate permitted by applicable Law, in either case calculated on the number of days such payments are paid after such payments are due and compounded monthly; provided, that the foregoing shall not accrue on undisputed amounts that were paid after the due date as a result of mistaken XOMA actions (e.g., if a payment is late as a result of XOMA providing an incorrect account for receipt of payment).

4.10     Taxes.

4.10.1  Except as otherwise provided in this Section 4.10, each Party shall be responsible for any tax obligations of its own due to this Agreement, including but not limited to income tax and capital gains tax, and neither Party shall have any obligation towards the other Party in the event that the other Party fails to fully comply with its tax obligations.

4.10.2  All transfer, VAT, GST, documentary, sales, use, stamp, registration and other such taxes, and any conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated hereby, if any, shall be [*].  Novartis shall prepare and timely file all tax returns required to be filed in respect of any such taxes.  The Parties shall reasonably cooperate in accordance with Applicable Laws to minimize any such transfer taxes payable in connection with this Agreement.

4.10.3  Subject to Section 4.10.4, if any taxes are required to be withheld by Novartis, Novartis will: (a) deduct such taxes from the payment made to XOMA; (b) timely pay the taxes to the proper taxing authority; (c) promptly send proof of payment to XOMA; and (d) reasonably assist XOMA in its efforts to obtain a credit for such tax payment.  Each Party agrees to reasonably assist the other Party in lawfully claiming exemptions from and/or minimizing such deductions or withholdings under double taxation laws or similar circumstances.

4.10.4  Notwithstanding anything to the contrary in this Agreement, if Novartis assigns or transfers some or all of its rights and obligations to any Person  and if, as a result of such action, the withholding or deduction of tax required by applicable Law with respect to payments under this Agreement is increased, then any amount payable under this Agreement shall be

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

increased to take into account such withheld taxes as may be necessary so that, after making all required withholdings (including withholdings on the withheld amounts), XOMA receives an amount equal to the sum it would have received had no such increased withholding been made.

4.10.5  For all tax purposes, both Parties agree to report the transactions contemplated by this Agreement in a manner consistent with its terms and to not take any position inconsistent therewith in any tax return, refund claim, litigation, or otherwise.

4.11     No Guarantee.  XOMA and Novartis acknowledge and agree that nothing in this Agreement shall be construed as representing an estimate or projection of anticipated sales of any Product, and that the milestones and Net Sales levels set forth in this Agreement or that have otherwise been discussed by the Parties are merely intended to define the milestone payments and royalty obligations to XOMA in the event such milestones or Net Sales levels are achieved.  Neither Party provides any representation, warranty or guarantee that the Development of any Product will be successful, that Regulatory Approval for any Product will be obtained, or that any other particular results will be achieved with respect to the Commercialization of any Product hereunder.

4.12     Costs.  In addition to the specific costs to be assumed by each of XOMA and Novartis as described herein, each Party will be responsible for all costs that it incurs in exercising its rights and meeting its obligations under this Agreement, except as expressly set forth otherwise in this Agreement.

4.13     Set-off.  If an Event of Default (as defined in the Note) shall have occurred and be continuing, and all amounts thereunder have become due and payable in accordance with Section 5(b) of the Note, Novartis may elect to deduct from any upfront fees, milestone payments and royalty payments to be made by it to XOMA under this Agreement and pay to Note Holder any amounts then due and payable by XOMA to Note Holder under the Note.  Any such election shall be confirmed by prompt written notice to XOMA delivered in accordance with Section 11.5, which notice shall describe (a) the Event of Default that has occurred and is continuing and (b) provide an accounting for any and all amounts being deducted.  Novartis acknowledges that XOMA has granted a security interest to Note Holder in XOMA’s interest in all upfront fees, milestone payments, and royalty payments that may become due to XOMA pursuant to this Agreement.

ARTICLE 5

OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS

5.1       Ownership.

5.1.1    Pre-Existing Patents and Know-How.  XOMA shall retain all of its right, title and interest in, to and under the XOMA IP, and Novartis shall retain all of its rights, title and interest in, to and under the Patents and Know-How owned by it, except in each case to the extent that any such rights or licenses are expressly granted by one Party to the other Party under this Agreement.

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

5.1.2    Intellectual Property Arising Under This Agreement.  Ownership of all data, Patents and Know-How generated, discovered, developed, invented, conceived or reduced to practice by or on behalf of Novartis, its sublicensees, XOMA (if any), or Affiliates of the Parties, whether solely by any such party or jointly by one or more such parties, in connection with the Development, manufacture and/or Commercialization of the Licensed Antibodies and Products under this Agreement, and all intellectual property rights therein, will be determined in accordance with the U.S. laws of inventorship (collectively, all such data, Patents and Know-How, the “Future IP”, and all Patents included in or claiming priority to the foregoing set forth in this Section 5.1.2, the “Novartis Patents”).  All Regulatory Approvals for the Licensed Antibodies and Products hereunder shall be made in the name of and owned by Novartis or its Affiliates or sublicensees.  The Parties acknowledge and agree that XOMA’s interest in the Future IP shall be part of the XOMA IP and subject to the exclusive license granted in Section 3.1.1.

5.1.3    Invention Assignment Agreements.

(a)        XOMA hereby covenants to Novartis that all contractors and employees of XOMA and its Affiliates will be under the obligation to assign all right, title and interest in and to such Novartis Patents and their inventions and discoveries relating thereto, whether or not patentable, to XOMA as the sole owner thereof.  XOMA shall assign such right, title and interest in the Novartis Patents to Novartis in accordance with Section 5.1.2.  For clarity, [*] shall not be deemed to be contractors of XOMA or its Affiliates.

(b)        Novartis hereby covenants to XOMA that all contractors and employees of Novartis and its Affiliates and sublicensees will be under the obligation to assign all right, title and interest in and to such Novartis Patents and their inventions and discoveries relating thereto, whether or not patentable, to Novartis as the sole owner thereof.

5.2       Prosecution and Maintenance of Patents.

5.2.1    [*] Patents.

(a)        Subject to Section 5.2.2, as between the Parties, [*] shall have the first right (but not the obligation) to Prosecute and Maintain the [*] Patents using outside counsel reasonably acceptable to [*].  [*] shall keep [*] informed as to material developments with respect to the Prosecution and Maintenance of such Patents, including by timely providing copies of all substantive office actions or any other substantive documents that [*] receives from or submits to any patent office, including notice of all interferences, reissues, re-examinations, oppositions or, subject to Section 5.7, requests for patent term extensions and providing [*] a reasonable opportunity to review and comment on all substantive filings and communications with any patent agency regarding any [*] Patent.

(b)        Subject to Section 5.2.2, as between the Parties, [*] shall have the first right (but not the obligation) to Prosecute and Maintain the [*] Patents.  [*] shall keep [*] informed as to material developments with respect to the Prosecution and Maintenance of the [*] Patents [*], including by providing copies of all substantive office actions or any other substantive documents that such Party receives from or submits to any patent office, including notice of all

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

interferences, reissues, re-examinations, AIA Proceedings, oppositions or, subject to Section 5.7, requests for patent term extensions.

(c)        Each Party shall designate appropriate patent counsel who shall be responsible for communicating and consulting with the other Party’s appropriate patent counsel to determine from time to time which [*] Patents should be [*].  Such counsel shall confer within ninety (90) days of the Effective Date to [*] as to which [*] Patents shall be [*] and to determine the timing and process for [*] Patents going forward.

5.2.2    Filing Decision or Prosecution Lapse.  If, during the Term, the Party, in exercising its right pursuant to Section 5.2.1 to Prosecute and Maintain a [*] Patent in any country, decides not to file such Patent or intends to allow such Patent to lapse or become abandoned without having first filed a substitute Patent (“Abandonment”), such prosecuting Party shall notify in writing and consult with the other Party regarding such decision or intention at least sixty (60) days prior to the date upon which the subject matter of such Patent shall become unpatentable or such Patent shall lapse or become abandoned, and such other Party shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at its own expense with counsel of its own choice.  If [*] assumes the Prosecution and Maintenance of any [*] Patent pursuant to this Section 5.2.2, then such [*] Patent shall thereafter [*] and [*] under this Agreement. and for the avoidance of doubt, where such [*] Patent had been a [*] Patent, then from that time forward it shall [*].  For clarity, (a) [*] shall not be obligated to [*] under this Section 5.2.2 and [*] shall not have the rights set forth in this Section 5.2.2 with respect to [*], and (b) [*] shall not have the rights set forth in this Section 5.2.2 with respect to [*], unless [*].

5.3       Patent Costs.  [*] costs and expenses associated with [*] Prosecution and Maintenance activities under Section 5.2.

5.4       Defense of Claims Brought by Third Parties.  If a Party becomes aware of, or as of the Effective Date is aware of, any claim that the Development or Commercialization of a Licensed Antibody or Product in or for the Territory infringes or misappropriates the intellectual property rights of any Third Party, such Party shall promptly notify the other Party.  In any such instance, the Parties shall as soon as practicable thereafter discuss in good faith regarding the best response to such notice, subject to Article 8, and Novartis shall have the first right (but not the obligation) to defend such claim, at Novartis’ cost and expense (subject to any other provision of this Agreement [*], or [*]).  If Novartis does not undertake such defense within ninety (90) days of receiving notice of such infringement or misappropriation, then XOMA shall have the right to assume such defense.  The Party undertaking such defense, shall keep the other Party reasonably informed of the progress of any such defense, and such other Party shall have the right to participate with counsel of its own choice at its own expense.

5.5       Enforcement.  Each Party shall promptly notify the other Party in writing if it reasonably believes that any [*] Patent is infringed by a Third Party with respect to the manufacture, sale, offer for sale, use or importation of a Licensed Antibody or Product in the Territory (collectively, “Competing Infringing Activities”).  [*] shall have the sole right, but not the obligation, to enforce [*] Patents with respect to Competing Infringing Activity, or to defend any declaratory judgment action with respect thereto.  [*] shall have the sole right, but not

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

the obligation, to enforce [*] Patents with respect to Competing Infringing Activity, or to defend any declaratory judgment action with respect thereto.  The Party initiating or defending any such action under this Section 5.5 (the “Enforcing Party”) shall keep the other Party reasonably informed of the progress of any such action, and such other Party shall have the right to participate with counsel of its own choice at its own expense.  In any event, the other Party shall reasonably cooperate with the Enforcing Party, including providing information and materials, at the Enforcing Party’s request and expense, and joining as a plaintiff to such action to the extent necessary for standing.

5.6       Recovery.  Any recovery received as a result of any action under Section 5.4 or 5.5 shall be used first to reimburse the Parties for the costs and expenses (including attorneys’ and professional fees) incurred in connection with such Action (and not previously reimbursed), and the remainder of the recovery shall be [*], provided that any such remaining portion of recoveries [*] (including [*] included in such recoveries) shall be [*].

5.7       Patent Term Extensions.

5.7.1    Novartis shall be responsible for determining the strategy for applying for the extension of the term of any patents for which it has responsibility to prosecute, maintain and defend under this Article 5, such as under the “U.S. Drug Price Competition and Patent Term Restoration Act of 1984” (the “Act”), the Supplementary Certificate of Protection of the Member States of the European Union and other similar measures in any other country.  If requested by Novartis, and at Novartis’ cost, XOMA shall apply for and use its reasonable efforts to obtain such an extension or, should the law require Novartis (or one of its respective Affiliates, subcontractors or sublicensees hereunder) to so apply, XOMA hereby gives permission to Novartis to do so (in which case XOMA agrees to cooperate with Novartis in the exercise of such authorization and shall execute such documents and take such additional action as Novartis may reasonably request in connection therewith).  Novartis and XOMA agree to cooperate with one another in obtaining any patent extension hereunder as directed by Novartis.

5.7.2    Novartis shall be responsible for determining the strategy with respect to certifications, notices and patent enforcement procedures regarding patents for which it has responsibility to prosecute, maintain and defend under this Article 5 under the Act and the Biologics Price Competition and Innovation Act of 2009 (the “BPCIA”).  XOMA shall cooperate, as reasonably requested by Novartis, in a manner consistent with this Section 5.7.  XOMA hereby authorizes Novartis to: (a) provide in any BLA or in connection with the BPCIA, a list of patents (that may include XOMA Patents as required under the BPCIA; (b) except as otherwise provided in this Agreement, exercise any rights exercisable by Novartis as patent owner under the Act or the BPCIA; and (c) exercise any rights that may be exercisable by Novartis as reference product sponsor under the BPCIA, including (1) engaging in the patent resolution provisions of the BPCIA with regard to patents for which it has responsibility to prosecute, maintain and defend under this Article 5; and (2) determining which patents will be the subject of immediate patent infringement action under § 351(l)(6) of the BPCIA; provided, that with respect to Novartis’ exercise of rights under the BPCIA, Novartis shall consult with a representative of XOMA designated by XOMA in writing and qualified to receive confidential information pursuant to § 365(l) of the BPCIA with respect to Novartis’ exercise of any rights exercisable as reference product sponsor, including providing such representative with timely copies of material correspondence relating to such

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

matters, providing such representative the opportunity, reasonably in advance of any related Novartis action, to comment thereon and to consult with and consider in good faith the requests and suggestions of XOMA with respect to such matters.

5.7.3    In the event that Novartis desires to apply for an extension of any patents for which XOMA has responsibility to prosecute, maintain and defend under this Article 5 under the Act, the Supplementary Certificate of Protection of the Member States of the European Union or any other similar measures in any other country; or utilize any such patent for purposes of engaging in the patent resolution provisions or bringing a patent infringement action under the BPCIA; the Parties shall meet in good faith to discuss strategy for such activity, provided that XOMA shall not be obligated to agree to the use of any such patent for any such activity.

5.8       Trademarks.  Novartis shall have the right to brand the Products using Novartis related trademarks and any other trademarks and trade names it determines appropriate for the Product, which may vary by country or within a country (“Product Marks”).  Novartis shall own all rights in the Product Marks and register and maintain the Product Marks in the countries and regions it determines reasonably necessary.

ARTICLE 6

CONFIDENTIALITY

6.1       Confidentiality; Exceptions.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that a Party and its Affiliates and representatives (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Know-How or other confidential and proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party or its Affiliates or representatives (the “Disclosing Party”), including trade secrets, Know-How, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to a Party’s past, present and future marketing, financial and Development activities of any product or potential product or useful technology of the Disclosing Party and the pricing thereof (collectively, “Confidential Information”), except to the extent that it can be established by the Receiving Party that such Confidential Information:

(a)        was in the lawful knowledge and possession of the Receiving Party prior to the time it was disclosed to the Receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;

(b)        was otherwise developed independently by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;

(c)        was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

(d)        became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party hereunder other than through any act or omission of the Receiving Party in breach of this Agreement; or

(e)        was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.

All XOMA Know-How that is specific to the Development and/or manufacture of any Licensed Antibody and the XOMA Regulatory Materials shall be considered Confidential Information of both XOMA and Novartis (it being understood that both XOMA and Novartis will be deemed to be the Disclosing Party with respect thereto and the exceptions in Sections 6.1(a) and (e) shall not apply to XOMA with respect to such XOMA Know-How and the XOMA Regulatory Materials).  Subject to and without prejudice to the foregoing, any Confidential Information disclosed by either Party (or their Affiliates) prior to the Effective Date pursuant to the Confidentiality Agreement between XOMA (US) LLC and Novartis Pharmaceuticals Corporation dated June 17, 2015 (the “Existing Confidentiality Agreement”) shall be Confidential Information of such Party for all purposes under this Agreement, it being understood and agreed that this Agreement supersedes and replaces the Existing Confidentiality Agreement with respect to such Confidential Information and the rights and obligations of the Parties with respect thereto.

6.2       Authorized Disclosure.  Except as expressly provided otherwise in this Agreement, a Receiving Party may use and disclose Confidential Information of the Disclosing Party as follows:

(a)        under appropriate confidentiality provisions at least as protective of such Confidential Information as those in this Agreement, as reasonably necessary for performance of its obligations or exercise of rights granted in this Agreement (including the rights to Develop and Commercialize Licensed Antibodies and Products) including in filing or prosecuting patent applications in accordance with Section 5.2, prosecuting or defending litigation, complying with applicable Law (subject to clause (b) below), seeking and obtaining Regulatory Approval, conducting non-clinical activities or clinical trials, preparing and submitting INDs to Regulatory Authorities, and marketing Products, in each case in accordance with this Agreement;

(b)        to the extent disclosure is required by Law; provided, that if a Receiving Party is required by Law to make any such disclosure of a Disclosing Party’s Confidential Information it will, where legally permitted and practicable, give reasonable advance notice to the Disclosing Party of such disclosure requirement, afford the Disclosing Party an opportunity to secure, and, if requested by the Disclosing Party, reasonably cooperate with the Disclosing Party to, secure confidential treatment of such Confidential Information required to be disclosed, and disclose only that portion of the Confidential Information that the Receiving Party is legally required to disclose as advised by the Receiving Party’s legal counsel;

(c)        in communication with actual or potential investors, lenders, acquirers, merger partners, consultants, professional advisors, collaborators, donors, or funding sources as reasonably necessary, and (with respect to XOMA) with its licensors as necessary to

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

satisfy its reporting obligations with respect to a Licensed Antibody or Product, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement; or

(d)        to the extent mutually agreed to in writing by the Parties.

6.3       Disclosure of Agreement.

6.3.1    Disclosure of Agreement Terms.

(a)        Except to the extent required by Law or any securities exchange or governmental authority or any tax authority to which any Party is subject or submits or as otherwise permitted in accordance with this Section 6.3, neither Party shall make any public announcements concerning the terms of this Agreement or otherwise disclose the terms of this Agreement to any Third Party without the prior written consent of the other, which shall not be unreasonably withheld, conditioned or delayed.  Each Party agrees to provide to the other Party a copy of any public announcement regarding this Agreement or the subject matter hereof, as practicable under the circumstances, reasonably prior to its scheduled release.  Each Party shall have the right to expeditiously review and recommend changes to any such announcement by the other Party, and, except as otherwise required by securities exchange listing requirements or applicable Law, approve such announcement and the Party whose announcement has been reviewed shall remove any Confidential Information of the reviewing Party.

(b)        Notwithstanding the foregoing, to the extent information regarding this Agreement has already been publicly disclosed, either Party may subsequently disclose the same information to the public without the consent of the other Party.  Each Party shall also be permitted to disclose the terms of this Agreement, in each case on a need to know basis under appropriate confidentiality provisions substantially equivalent to those of this Agreement, to its actual or potential investors, lenders, acquirers, merger partners, consultants, professional advisors, donors, or funding sources.  Novartis may, in the ordinary course of business without XOMA’s consent, inform its customers, suppliers and business contacts that Novartis has obtained the right under this Agreement to sell Products in the Territory.

(c)        Each Party shall give the other Party a reasonable opportunity to review those portions of all filings with the United States Securities and Exchange Commission (or any stock exchange, including Nasdaq, or any similar regulatory agency in any country other than the U.S.) describing the terms of this Agreement (including any filings of this Agreement) prior to submission of such filings, and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.

6.4       Remedies.  Each Party shall be entitled to seek, in addition to any other right or remedy it may have, at Law or in equity, a temporary injunction or other injunctive relief, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this Article 6.

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

6.5       Publications.  XOMA shall not make any public disclosure (whether written, electronic, oral or otherwise) relating to any Licensed Antibody or Product without the prior written consent of Novartis; provided, that the foregoing shall not apply to information which is in the public domain or any public disclosure required by law or governmental regulation or by the rules of any recognized stock exchange.  For the avoidance of doubt, Novartis, any of its Affiliates or sublicensees may, without any required consents from XOMA, (a) issue press releases, disclosures, and other public statements as it deems appropriate in connection with the Development and Commercialization of Licensed Antibodies or Products under or in connection with this Agreement, and (b) publish or have published information about clinical trials related to the Licensed Antibodies or Products, including the results of such clinical trials; provided however if Novartis plans to issue a press release that in its judgment contains material adverse information regarding this Agreement in its entirety or a Product or Licensed Antibody under this Agreement, then Novartis shall use commercially reasonable efforts to provide XOMA with reasonable prior notice of such press release.

6.6       Clinical Trial Register.  Each Party agrees that each clinical study and each nonclinical study with respect to a Licensed Antibody or Product that is required to be posted pursuant to applicable Law or applicable industry codes, including the PhRMA Code or the equivalent industry code of practice, on clinicaltrials.gov or any other similar registry shall be so posted.  Unless otherwise agreed upon by the Parties (and as permitted by applicable Law or applicable industry codes), Novartis shall be responsible for such posting for the Licensed Antibodies and Products.

ARTICLE 7

REPRESENTATIONS; WARRANTIES; COVENANTS

7.1       Representations and Warranties of Both Parties.  Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

(a)        Such Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)        Such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c)        This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

(d)        The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement or any provision thereof, or any instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

(e)        No government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable Laws currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements except as may be required to conduct clinical trials or to seek or obtain Regulatory Approvals of the Products; and

(f)        It is not debarred or excluded from reimbursement by the FDA (or subject to a similar sanction of EMA or any other Regulatory Authority) or subject of an FDA debarment or exclusion investigation or proceeding (or similar proceeding of EMA or other Regulatory Authority).  To its knowledge, it has not (i) employed and has not used a contractor or consultant that has employed, any individual or entity debarred or excluded from reimbursement by the FDA (or subject to a similar sanction of EMA or any other Regulatory Authority), or, (ii) employed any individual who or entity that is the subject of an FDA debarment or exclusion investigation or proceeding (or similar proceeding of EMA or other Regulatory Authority), in each case in the conduct of any Development of the Products.

7.2       Representations and Warranties of XOMA.  XOMA hereby represents and warrants to Novartis that (except as set forth in the schedules of disclosures attached hereto as SCHEDULE 1) as of the Effective Date:

(a)        The Patents listed in EXHIBIT A comprise a complete and accurate list of all Patents existing as of the Effective Date Controlled by XOMA that [*] exists as of the Effective Date, and with respect to which [*] (provided that [*] with respect to [*] solely to the extent of [*]);

(b)        XOMA has the right to use and disclose and to enable Novartis to use and disclose (in each case under conditions of confidentiality consistent with Section 6.2) the XOMA Know-How and XOMA Regulatory Materials, and XOMA has the right to grant all rights and licenses it purports to grant to Novartis with respect to the XOMA IP, the XOMA Regulatory Materials and the Licensed Antibodies and Products under this Agreement, free and clear of all liens, claims, security interests or encumbrances of any kind;

(c)        XOMA has not granted any right or license to any Third Party that conflicts or interferes with or limits the scope of any of the rights or licenses granted to Novartis hereunder, [*];

(d)        (i) Neither XOMA nor its Affiliates has received any written notice of any claim that any Patent or Know-How owned or controlled by a Third Party would be or is infringed or misappropriated by the manufacture, use, sale, offer for sale or importation of the Licensed Antibodies or Products in the form that they exist as of the Effective Date and, (ii) to the knowledge of XOMA, the manufacture, use, sale, offer for sale or importation of the Licensed Antibodies and Products in the form that they exist as of the Effective Date and without combination with any other product would not and does not infringe or misappropriate any Patent or Know-How owned or controlled by a Third Party [*];

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

(e)        To the knowledge of XOMA, the issued patents in the XOMA Patents are valid and enforceable without any claims, challenges, oppositions, nullity actions, interferences, inter-partes reexaminations, AIA Proceedings, derivation proceedings, or other proceedings pending or threatened and XOMA has filed and prosecuted patent applications within the XOMA Patents in good faith and complied with all duties of disclosure with respect thereto;

(f)        To the knowledge of XOMA, XOMA has not committed any act, or omitted to commit any act, that may cause the XOMA Patents to expire prematurely or be declared invalid or unenforceable;

(g)        There are no Patents or Know-How Controlled by XOMA or its Affiliates as of to the Effective Date that, to XOMA’s knowledge, are necessary for the manufacture, Development or Commercialization of the Licensed Antibodies and Products as contemplated hereunder, other than the XOMA IP licensed to Novartis hereunder;

(h)        There are no contracts or other agreements between XOMA (or its Affiliate) and any Third Parties that relate to the Development, manufacture or Commercialization of the Licensed Antibodies or Products as contemplated hereunder, other than the contracts listed on SCHEDULE 1 and designated as responsive to Section 7.2(h), and such contracts are in full force and effect, and XOMA has not received or provided any notice of breach or termination with respect to any such contract;

(i)         XOMA has not, nor to its knowledge, has any Third Party acting under authority of XOMA, [*] with respect to any Licensed Antibody or Product, or [*] with respect to any Licensed Antibody or Product.  XOMA has, and to its knowledge such Third Parties have, [*] with respect to the Licensed Antibodies and Products and [*].  All [*] in compliance with all applicable Law, including, if and as applicable, cGMP, cGCP and cGLP, and all Regulatory Materials submitted to any Regulatory Authority [*];

(j)         To XOMA’s knowledge as of the Effective Date, [*] concerning the Licensed Antibodies or Products or active pharmaceutical ingredients therein that [*] and [*];

(k)        XOMA has not entered into a government funding relationship that would result in rights to any Licensed Antibodies or Product residing in the US Government, National Institutes of Health, National Institute for Drug Abuse or other agency, and the licenses granted hereunder are not subject to overriding obligations to the US Government as set forth in Public Law 96 517 (35 U.S.C. 200 204), as amended, or any similar obligations under the laws of any other country;

(l)         Attached as EXHIBIT C is a detailed list of, to XOMA’s knowledge, any and all quantities and forms of Licensed Antibodies, Products, and all cell banks, bioassay materials, cell lines, Antibodies, sequences and constructs for the expression and production of such Licensed Antibodies, (collectively, the “Inventory”) existing as of the Effective Date owned by XOMA, whether in XOMA’s possession or in the possession of Third Parties.  To the extent that, following the Effective Date, XOMA discovers any omissions with respect to EXHIBIT C, XOMA shall promptly provide Novartis with an updated EXHIBIT C, and XOMA

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

shall not be deemed to be in breach of this subsection (l) if such update pertains to additional materials being added to EXHIBIT C or removal of not significant quantities of previously listed materials, and in each case such update is provided to Novartis within sixty (60) days of the Effective Date (and in any event within thirty (30) days of such discovery); and

(m)       Prior to the Effective Date, XOMA has disclosed to Novartis and provided [*].

7.3       Representations and Warranties of Novartis.  Novartis hereby represents and warrants to XOMA that as of the Effective Date, neither Novartis nor any of its Affiliates is [*] that, as [*] for [*], and where [*].

7.4       Covenants of XOMA.  XOMA hereby covenants to Novartis that:

7.4.1    XOMA will maintain all XOMA Third Party Agreements, including the XOMA Third Party Agreements set forth on EXHIBIT D, in full force and effect during the Term, and will not (a) terminate any XOMA Third Party Agreement, nor (b) amend any XOMA Third Party Agreement, in each case in any manner that adversely effects the rights of Novartis under this Agreement.

7.4.2    XOMA will not grant during the Term, any right or license to any Third Party that conflicts or interferes with or limits the scope of any of the rights or licenses granted to Novartis hereunder.

7.5       Covenants of Novartis.  Novartis hereby covenants to XOMA that its and its Affiliates’, sublicensees’ and representatives’ performance in connection with this Agreement shall comply with all applicable Laws.

7.6       Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 8

INDEMNIFICATION

8.1       Indemnification by Novartis.  Novartis shall indemnify, defend and hold harmless XOMA and its Affiliates, and its or their respective directors, officers, employees and agents (the “XOMA Indemnitees”), from and against any and all liabilities, damages, losses, costs and expenses, including the reasonable fees of attorneys and other professional Third Parties (collectively, “Losses”), arising out of or resulting from any and all Third Party suits, claims, actions, proceedings or demands (“Claims”) brought against any XOMA Indemnitee based upon:

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

(a)        The negligence, recklessness or wrongful intentional acts or omissions of Novartis or its Affiliates and its or their respective directors, officers, employees and agents, in connection with Novartis’ performance of its obligations or exercise of its rights under this Agreement;

(b)        any breach of any representation or warranty or express covenant made by Novartis under Article 7 or any other provision under this Agreement; or

(c)        the Development of the Products that is conducted by or under the authority of Novartis [*], the handling and storage by or on behalf of Novartis of any chemical agents or other molecules for the purpose of conducting such Development by or on behalf of Novartis, and the manufacture, marketing, Commercialization and sale by Novartis, its Affiliates or sublicensees of the Products, including any product liability, personal injury, property damage or other damage, in each case resulting from any of the foregoing activities described in this Section 8.1(c);

in each case, provided that, such indemnity shall not apply to the extent such Losses arise from a cause or event described in clause (a), (b) or (c) of Section 8.2.

8.2       Indemnification by XOMA.  XOMA shall indemnify, defend and hold harmless Novartis and its Affiliates, and its or their respective directors, officers, employees and agents (the “Novartis Indemnitees”), from and against any and all Losses, arising out of or resulting from any and all Claims against any Novartis Indemnitee based upon:

(a)        the negligence, recklessness or wrongful intentional acts or omissions of XOMA or its Affiliates or its or their respective directors, officers, employees and agents, in connection with XOMA’s performance of its obligations or exercise of its rights under this Agreement;

(b)        any breach of any representation or warranty or express covenant made by XOMA under Article 7 or any other provision under this Agreement; or

(c)        [*] and [*] or [*], including (i) any [*] damage or other damage, and (ii) [*], in each case resulting from any of the foregoing activities described in this Section 8.2(c);

in each case, provided that, such indemnity shall not apply to the extent such Losses arise from a cause or event described in clause (a), (b) or (c) of Section 8.1.

8.3       Procedure.

8.3.1    Notice of Claim.  A Person entitled to indemnification under this Article 8 (an “Indemnified Party”) shall give prompt written notification to the Party from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a Claim for which indemnification is being sought or, if earlier, upon the assertion of any such Claim (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Claim as provided in this Section 8.3 shall not relieve the

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice).

8.3.2    Assumption of Defense; Participation.  Within twenty (20) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense and, without limiting the Indemnifying Party’s indemnification obligations, the Indemnifying Party shall reimburse the Indemnified Party for all costs and expenses, including reasonable attorney fees, incurred by the Indemnified Party in defending itself within thirty (30) days after receipt of any invoice therefor from the Indemnified Party.  The Party not controlling such defense may participate therein at its own expense; provided, that if the Indemnifying Party assumes control of such defense and the Indemnified Party in good faith concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party in connection therewith.  The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto.

8.3.3    Settlements.  The Indemnified Party shall not agree to any settlement of such Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, delayed or conditioned.  The Indemnifying Party shall not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party without the prior written consent of the Indemnified Party.

8.3.4    Mitigation of Loss.  Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and actions as are necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Article 8.  Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

8.4       SPECIAL, INDIRECT AND OTHER LOSSES.  EXCEPT FOR A BREACH OF ARTICLE 6 OR FOR CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 8, NEITHER NOVARTIS NOR XOMA, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR SUBLICENSEES, WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT, ITS AFFILIATES OR ANY OF THEIR SUBLICENSEES FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF,

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

8.5       No Exclusion.  Neither Party excludes any liability for death or personal injury caused by its negligence or that of its employees, agents or sub-contractors.

ARTICLE 9

TERM AND TERMINATION

9.1       Term; Expiration.  This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 9, shall remain in effect until the expiration of the Royalty Term throughout the Territory (the “Term”).  Upon expiration of the Term, all rights and licenses granted to Novartis pursuant to Section 3.1 shall survive, and shall become fully paid-up, perpetual and irrevocable.

9.2       Termination for Cause.

9.2.1    If either Novartis or XOMA is in material breach of any material obligation hereunder, the non-breaching Party may give written notice to the breaching Party specifying the claimed particulars of such breach, and in the event such material breach is not cured within [*] after such notice (or, if such material breach relates to non-payment of monies due (a “Payment Breach”), then [*] after such notice), the non-breaching Party shall have the right thereafter to terminate this Agreement immediately by giving written notice to the breaching Party to such effect; provided, that, except with respect to [*], if [*] and [*] in accordance with [*] and [*], [*].  In the event that arbitration is commenced with respect to any alleged breach hereunder, no purported termination of this Agreement pursuant to this Section 9.2.1 shall take effect until the resolution of such arbitration.  Any termination by any Party under this Section and the effects of termination provided herein shall be without prejudice to any damages or other legal or equitable remedies to which it may be entitled.

9.3       Termination by Novartis.  Novartis may terminate this Agreement without cause at any time after the Effective Date in its entirety or on a Licensed Antibody-by-Licensed Antibody or country-by-country basis at any time on one hundred eighty (180) days prior written notice.

9.4       Effects of Expiration or Termination.  Upon any early termination (but not expiration) of this Agreement in its entirety or termination with respect to a country in the Territory other than any termination by Novartis under Section 9.2.1 due to XOMA’s breach:

9.4.1    Program Continuity. The Parties intend that upon any termination of this Agreement, in whole or in part, the transfer from Novartis to XOMA of rights, materials, data and documentation related to the Licensed Antibodies and Products that are the subject of such termination as described below be conducted as expeditiously as is reasonably practicable, with the goal of ensuring an uninterrupted supply of Products to patients (including to patients enrolled in any clinical trials that are in progress as of the date of such termination), and in keeping with sound scientific, clinical and manufacturing practices and all applicable Laws.

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

9.4.2    License Termination; Cessation of Development and Commercialization by Novartis.  All rights and licenses granted to Novartis under this Agreement shall be terminated and of no further force and effect, provided that if such termination is only with respect to a particular Licensed Antibody or country, then such termination shall apply only to such Licensed Antibody and Products containing such Licensed Antibody or with respect to the terminated countries, as applicable.  Novartis shall cease its Development (except as set forth in Section 9.4.5) and Commercialization of such Licensed Antibodies and Products and in such countries as applicable, or, in the event of termination of this Agreement in its entirety, throughout the Territory.

9.4.3    Return of Confidential Information and Materials.  If this Agreement is terminated in its entirety, Novartis shall promptly return to XOMA all Know-How, data, materials and other Confidential Information made available to Novartis by XOMA under this Agreement.

9.4.4    Licenses.  Upon termination of this Agreement in whole or in part, except where Novartis has terminated this Agreement pursuant to Section 9.2, effective upon the date effective date of such termination:

(a)        Novartis hereby grants XOMA [*] license under the Novartis Product IP (as defined below) solely to Develop, import, use, make, have made, offer for sale and sell, effective upon termination of this Agreement: (i) if this Agreement is terminated with respect to a particular Licensed Antibody, such Licensed Antibodies and Products containing such Licensed Antibody; (ii) if this Agreement is terminated with respect to a particular country, Licensed Antibodies and Products in such countries; and (iii) if this Agreement is terminated in full, Licensed Antibodies and Products throughout the Territory, subject to [*].

(b)        Novartis hereby grants XOMA [*] license under the Novartis Product-Related IP (as defined below) solely in connection with XOMA’s practice of its license granted under subsection (a) above, subject to [*].

(c)        “Novartis Product IP” means (i) all Novartis Patents that [*] of a Licensed Antibody or Product, and (ii) all Know-How [*] in connection with this Agreement that [*] any Licensed Antibody or Product.

(d)        “Novartis Product-Related IP” means (i) all Novartis Patents, other than the Novartis Patents included in the Novartis Product IP, that [*] any Licensed Antibody or Product, and (ii) all Know-How [*] in connection with this Agreement, other than the Know-How included in the Novartis Product IP, that [*] any Licensed Antibody or Product.

(e)        XOMA may decline to accept at any time either or both of the licenses set forth in subsections (a) and (b) above upon written notice to Novartis. Novartis shall [*] for any [*] to the extent arising from [*] set forth in [*].

9.4.5    Clinical Development Activities.  With respect to any clinical Development activities of Novartis directed to the Products with respect to the terminated countries that are in progress at the time of notice of termination, at XOMA’s election prior to the effective date of termination, Novartis shall to the extent not prohibited by applicable Law or any Regulatory

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

Authority transfer to XOMA any such clinical Development activities, including responsibility for payment of all fees, costs and expenses associated with such clinical Development activities, and forward all interim and final reports and underlying data from such activities to XOMA to enable such clinical Development activities to be transferred to XOMA without interruption.  Such transfer shall [*] in accordance with Section [*], unless [*] in accordance with Section [*], in which case [*].

9.4.6    Regulatory Filings.  To the extent permitted by applicable Law, and within thirty (30) days of XOMA’s request, Novartis will promptly assign to XOMA all Regulatory Approvals and Regulatory Materials submitted and Controlled by Novartis for the Products solely with respect to the terminated countries and/or Products (as applicable).  If Novartis is restricted under applicable Law from transferring ownership of any of the foregoing items to XOMA (including in order to continue to conduct any transition activities as contemplated in this Section 9.4, including the conduct of clinical Development activities, if applicable, pursuant to Section 9.4.5 above), Novartis shall grant XOMA (or its designee) an exclusive right of reference or use to such item.  Novartis shall, [*], take actions reasonably necessary to effect such transfer or grant of right of reference or use to XOMA, including by making such filings as may be required with Regulatory Authorities and other governmental authorities in the Territory that may be necessary to record such assignment or effect such transfer.    Such transfer shall [*] in accordance with Section [*], unless [*] in accordance with Section [*], in which case [*].  All such Regulatory Approval and Regulatory Materials shall be deemed to be XOMA’s Confidential Information as of the effective date of such termination and the exceptions in Sections 6.1(a) and (e) shall not apply to Novartis with respect to such Regulatory Approval and Regulatory Filings.

9.4.7    Data.  Within thirty (30) days of the effective date of such termination, Novartis shall transfer and assign to XOMA,  all data from preclinical, non-clinical and clinical studies conducted by or on behalf of Novartis, its Affiliates or sublicensees relating to any Licensed Antibodies or Products and all pharmacovigilance data (including all adverse event databases) relating to any Licensed Antibodies or Products, which data shall be deemed to be XOMA’s Confidential Information as of the effective date of such termination and the exceptions in Sections 6.1(a) and (e) shall not apply to Novartis with respect to such data.  At XOMA’s request, Novartis shall provide XOMA with assistance with any inquiries and correspondence with Regulatory Authorities relating to any Licensed Antibody or Product for a period of twelve (12) months after such termination.  Such transfer shall [*] in accordance with Section [*], unless [*] in accordance with Section [*], in which case [*].

9.4.8    Inventory Transfer.  As requested by XOMA, Novartis shall transfer to XOMA or its designee any and all inventory of Licensed Antibodies and Products (including all research materials, final product, bulk drug substance, intermediates, work-in-process, formulation materials, reference standards, drug product clinical reserve samples, packaged retention samples, and the like) then in the possession of Novartis, its Affiliates or sublicensees.  Such activities shall [*] in accordance with Section [*], unless [*] in accordance with Section [*], in which case [*].

9.4.9    Patent Prosecution and Enforcement.  After the effective date of termination, Novartis shall promptly transfer to XOMA, and XOMA shall thereafter be solely

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

responsible for, the prosecution and maintenance of the XOMA Patents.  Such transfer shall [*] in accordance with Section [*], unless [*] in accordance with Section [*], in which case [*].

9.4.10  Termination Press Releases.  In the event of termination of this Agreement for any reason and subject to the provisions of Section 6.3.1, the Parties shall cooperate in good faith to coordinate public disclosure of such termination and the reasons therefor, and shall not, except to the extent required by applicable Law, disclose such information without the prior approval of the other Party.  The principles to be observed in such disclosures shall be accuracy, compliance with applicable Law and regulatory guidance documents, and reasonable sensitivity to potential negative investor reaction to such news.

9.4.11  [*] Additional Transition Assistance, and Other Matters.  The Parties shall timely [*] that are [*] as well as any additional transition assistance that may be reasonably requested by XOMA (to be undertaken [*] to the extent [*]).  [*] may also include [*] relating to the terminated Licensed Products; however, [*].  In the event that, [*] (or such [*] as the Parties may agree), [*] as to any [*] in connection therewith, [*] notice to the other Party [*] pursuant to this Section 9.4.11.  Notwithstanding the foregoing, [*], by providing [*] with written notice [*] (or [*] pursuant to the preceding sentence), [*], it being understood that, in such event, [*]; provided that if [*] that are [*], then upon such notice being provided, [*] and shall [*] unless and until [*] that are [*].  Following such notice, the Parties shall [*] and [*], which [*] and [*] and [*], and shall [*].  If the Parties [*], then each Party shall [*] and [*], provided that [*], and [*] under this Section 9.4.11.  [*] (or [*], as the case may be), each Party will [*] and [*] for the [*] and [*], [*].  The Parties will also [*] this Agreement, as may be amended at such time.  [*], each Party [*].  Neither Party may [*] other than for the sole purpose of [*] or as expressly permitted in this Section 9.4.11; provided that [*] if [*] and [*], in which event [*].  [*] (or, if [*], then [*]), [*] provided [*] consistent with [*] this Agreement.  [*].  [*], and [*] or [*].  The Parties shall [*], however, each Party shall [*] under this Section 9.4.11.

9.5       Effects of Termination for Novartis Termination due to XOMA Breach.  Upon any early termination of this Agreement in its entirety by Novartis under Section 9.2.1 due to XOMA’s breach, then in addition to any other right or remedy Novartis may have, at Law or in equity, then the following Sections shall survive such termination [*].

ARTICLE 10 ACCRUED RIGHTS; SURVIVING PROVISIONS.

10.1.1  Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration, including the payment obligations under Article 4 hereof, and any and all damages or remedies arising from any breach hereunder.  Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination of this Agreement.

10.1.2  In addition to any other provisions of this Agreement that are elsewhere expressly stated to survive, the provisions of [*] shall survive the termination of this Agreement in its entirety or expiration of this Agreement for any reason, in accordance with their respective terms and conditions, and for the duration stated, and where no duration is stated, shall survive

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

indefinitely.  In addition: (a) [*] shall survive for a period of [*] years after the effective date of termination or expiration of this Agreement, and (b) Section [*] shall survive for a period of [*] years after the effective date of termination or expiration of this Agreement.

ARTICLE 11

MISCELLANEOUS

11.1     Dispute Resolution.  If a dispute between the Parties arises under this Agreement, either Party shall have the right to refer such dispute in writing to the respective Executive Officers, and such Executive Officers shall attempt in good faith to resolve such dispute.  If the Parties are unable to resolve a given dispute pursuant to the preceding sentence within thirty (30) days after referring such dispute to the Executive Officers, either Party may have the given dispute settled in court pursuant to the remainder of this Section 11.1.  Each Party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement.  Each Party agrees to commence any such action, suit or proceeding in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding arising out of this Agreement in the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction, at any time, in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the resolution of any dispute hereunder, including under this Section 11.1.

11.2     Governing Law.  This Agreement and any dispute arising from the performance or breach hereof shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to any choice of law rules.  The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or any subject matter hereof.

11.3     Assignment.  Neither Party may assign this Agreement, in any manner including by operation of law, without the consent of the other Party, except as otherwise provided in this Section 11.3.  Either Party may assign this Agreement in whole or in part to any Affiliate without the consent of the other Party.  Either Party may also assign this Agreement, without the consent of the other Party, to any successor or Third Party that acquires all or substantially all of the business or assets of the assigning Party to which this Agreement relates, whether by sale, transfer, merger, reorganization, operation of law or otherwise, and Novartis may assign this Agreement to any Third Party in connection with any divestiture undertaken to satisfy an applicable governmental authority or agency; provided, that in each case such assigning Party provides the other Party with written notice of such assignment and the assignee agrees in writing to assume performance of all assigned obligations.  The terms of this Agreement shall be binding upon and

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

shall inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties.  Any purported assignment in violation of this Section 11.3 shall be null and void.

11.4     Force Majeure.  No Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation (other than a payment obligation) of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying.  For purposes of this Agreement, force majeure is defined as causes beyond the reasonable control of the Party, including acts of God; material changes in Law; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers.  In such event XOMA or Novartis, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue.  The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled for up to a maximum of ninety (90) days, after which time XOMA and Novartis shall promptly meet to discuss in good faith how to best proceed in a manner that maintains and abides by the Agreement.  To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.

11.5     Notices.  Any notice or request required or permitted to be given under or in connection with this Agreement shall be given in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to XOMA:

XOMA (US) LLC
2910 Seventh Street
Berkeley, California 94710
Attention: Legal Department
Fax: 510-644-2011

With a required copy to:

Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304-1130
Attention: Barbara A. Kosacz
Fax: +1 650 849 7400

If to Novartis:

Novartis International Pharmaceutical Ltd.
131 Front Street

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

Hamilton HM 12 Bermuda
Attn: General Counsel
Fax: (441) 296-5083

with a required copy to:

Novartis Institutes for BioMedical Research, Inc.
220 Massachusetts Avenue
Cambridge, Massachusetts 02139
Attn: General Counsel
Fax: (617) 871-3354

or to such other address for such Party as it shall have specified by like notice to the other Parties, provided that notices of a change of address shall be effective only upon receipt thereof.  If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given.  If sent by overnight express courier service, the date of delivery shall be deemed to be the next Business Day after such notice or request was deposited with such service.  If sent by certified mail, the date of delivery shall be deemed to be the third (3rd) Business Day after such notice or request was deposited with the U.S. Postal Service.

11.6     Export Clause.  Each Party acknowledges that the Laws of the United States restrict the export and re-export of certain commodities and technical data of United States origin.  Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without the appropriate United States and foreign government licenses.  Novartis shall not be required by the terms of this Agreement to be directly or indirectly involved in the provision of goods, services or technical data that may be prohibited by applicable export control, economic sanctions laws and anti-boycott regulations of the United States and other governments (“Trade Control Laws”) if performed by Novartis.  It shall be in the sole discretion of Novartis to refrain from being directly or indirectly involved in the provision of goods, services or technical data that may be prohibited by applicable Trade Control Laws.

11.7     Waiver.  Neither Party may waive or release any of its rights or interests in this Agreement except in writing.  The failure of either Party to assert a right hereunder or to insist upon compliance with any term of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.  No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

11.8     Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

11.9     Certain Amendments.  Simultaneously with the execution of this Agreement, the Parties shall, or shall cause their Affiliates (as may be applicable), to execute (a) an amendment in the form of EXHIBIT F to the Note, (b) an amendment in the form of EXHIBIT G to the Security  Agreement dated May 26, 2005, as amended, between XOMA and NVDI, which was assigned by NVDI to NIBR immediately prior to the execution of this Agreement, and (c) an amendment in the form of EXHIBIT H to the Amended and Restated Research, Development and Commercialization Agreement, dated July 1, 2008, as amended, between XOMA and NVDI.

11.10   Entire Agreement.  This Agreement, together with the Schedules and Exhibits hereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersede and terminate all prior agreements and understanding between the Parties with respect to the subject matter of this Agreement.  In particular, and without limitation, this Agreement supersedes and replaces the Existing Confidentiality Agreement and any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the Parties prior to the Effective Date.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter of this Agreement other than as set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

11.11   Independent Contractors.  Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties.  Each Party is an independent contractor.  Neither Party shall assume, either directly or indirectly, any liability of or for the other Party.  Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

11.12   Headings; Construction; Interpretation.  Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.  The terms of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise.  Accordingly, the terms of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of Law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.  Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to any Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement.  Except where the context otherwise requires, (a) any reference to any Law refers to such Law as from time to time enacted, repealed or amended or any replacement thereof, (b) the words “herein,” “hereof” and “hereunder,” and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof, (c) the words “include,” “includes,” and “including,” shall be deemed to be followed by the phrase “but not limited to,” “without limitation” or words of similar import, (d) the word “or” is used in the

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

inclusive sense (and/or), (e) provisions that refer to Persons acting “under the authority of Novartis” shall include Novartis’ Affiliates or sublicensees and those Persons acting “under the authority of XOMA” shall include XOMA’s Affiliates or licensees (other than Novartis); conversely, those Persons acting “under the authority of Novartis” shall exclude XOMA, its Affiliates and licensees and those Persons acting “under the authority of XOMA” shall exclude Novartis, its Affiliates and sublicensees; (f) the word “notice” shall require notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; and (i) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing.

11.13   Further Actions.  Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

11.14   Parties in Interest; No Third Party Beneficiary Rights.  All of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors, heirs, administrators and permitted assigns.  The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights to any Third Party (including any third party beneficiary rights).

11.15   Performance by Affiliates.  To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations.

11.16   Extension to Affiliates.  Novartis shall have the right to extend the rights and obligations granted in this Agreement to one or more of its Affiliates.  All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to Novartis.  Novartis shall remain directly liable for any acts or omissions of its Affiliates, and Novartis hereby expressly waives any requirement that XOMA exhaust any right, power or remedy, or proceed directly against such Affiliate, for any obligation or performance hereunder prior to proceeding directly against Novartis.

11.17   Counterparts.  This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies from separate computers or printers.  Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

[Signature page to follow]

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

Execution Version

[Signature page to License Agreement]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

XOMA (US) LLC

By:	/s/ Jim R. Neal
Name:	Jim R. Neal
Title:	VP Business Development

NOVARTIS INTERNATIONAL PHARMACEUTICAL LTD.

By:	/s/ H.S. Zivi
Name:	H.S. Zivi
Title:	Director

By:	/s/ Michael Jones
Name:	Michael Jones
Title:	Director

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

EXHIBIT A-1 – [*]

[*]

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

EXHIBIT A-2 - XOMA Core Patents

[*]

]

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

EXHIBIT B – Form of Novartis Invoice

Sender's Logo		INVOICE
INVOICE DATE:
Street		__ ________ 20__
Town, Country
Phone and Fax Nr.		INVOICE No.: XXXX

Bill To:	For:
[Product X Royalties 1st Quarter 20__]
[(or Milestone for event Y)]

P.O. Box HM 2899 Hamilton, HM LX, Bermuda Attn: Simon Zivi/Laurieann Chaikowsky

And via fax to no. +1 441 296 5083
DESCRIPTION [Please specify the event for which the invoice is due]		AMOUNT (USD)
Product X [royalties] [January – March 20__] calculated based on Novartis provided [sales & royalty report] (see attached worksheet)		US$ 000'000.00
[(Or milestone payment for event Y, according to paragraph XY of agreement ZZZZ dated ……)]

Novartis Contract Code

Please remit by wire transfer within [[___] days] to:
Receiving Bank - ……..
Swift Code - ……..
ABA Number - ……..
Credit Account - ……..
Beneficiary - ……..

	TOTAL	000'000,00

If you have any questions concerning this invoice, contact …………
or e-mail to ……..
VAT -Reg. No. Xxxxxxxxxx (if applicable)

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

EXHIBIT C – Inventory

[*]

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

EXHIBIT D – XOMA Third Party Agreements

[*]

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

EXHIBIT E – [*]

[*]

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

EXHIBIT F – Form of Amendment to the Note

{Filed as Exhibit 10.3 to the Quarterly Report}

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

EXHIBIT G – Form of Amendment to the Security Agreement

AMENDMENT TO SECURITY AGREEMENT

THIS AMENDMENT TO SECURITY AGREEMENT (this “Amendment”), dated as of September 30, 2015, is entered into between XOMA (US) LLC, a Delaware limited liability company (the “Company”) and Novartis Institutes for BioMedical Research, Inc., a Delaware corporation (“NIBR”).

RECITALS

A.        The Company and NIBR are parties to that certain Security Agreement dated as of May 26, 2005, as amended (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), and that certain Secured Note Agreement, dated May 26, 2005, as amended (as amended, restated, supplemented or otherwise amended from time to time, the “Note”), which in each case were assigned from Novartis Vaccines and Diagnostics, Inc. (f/k/a Chiron Corporation) to NIBR immediately prior to the execution of this Amendment.

B.         The Company and NIBR are concurrently herewith entering into an amendment to the Note to, among other things, extend the maturity date of the Note.

C.         The Company and Novartis International Pharmaceutical Ltd., a corporation organized under the laws of Bermuda (“Novartis”) are concurrently herewith entering into that certain License Agreement dated the date hereof (the “License”).

D.        The Company and NIBR desire to amend the Security Agreement on the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.         Definitions. Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Security Agreement.

2.         Amendments to Security Agreement.

2.1       Recital A of the Security Agreement is hereby amended and restated in its entirety as follows:

“A.       In accordance with that certain Secured Note Agreement, dated as of May 26, 2005, between the Company and the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Note”) and that certain Research, Development and Commercialization Agreement dated as of May 26, 2005 between the Company and Novartis Vaccines and

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

Diagnostics, Inc. (f/k/a Chiron Corporation) (the “Collaboration Agreement”), the Lender has agreed to make loans to the Company;”

2.2      Section 2 of the Security Agreement is hereby amended and restated in its entirety as follows:

“2.        Collateral. The Collateral shall consist of all right, title and interest of the Company in and to the following, whether now existing or hereafter acquired:

(a)        the Company’s interest in the Collaboration and its share of Pre-tax Profits from Collaboration Products (as each such term is defined in the Collaboration Agreement), payable to the Company pursuant to Section 6.2 of the Collaboration Agreement as well as the Company’s interest in all milestone payments, royalty-style payments or option payments that may become due to Company pursuant to the Amended and Restated Research, Development and Commercialization Agreement, effective as of July 1, 2008 by and between Novartis Vaccines and Diagnostics, Inc. (f/k/a Chiron Corporation) and the Company, as amended; and

(b)        the Company’s interest in all upfront fees, milestone payments, and royalty payments that may become due to Company pursuant to the License; and

(c)        all proceeds of the foregoing Collateral.”

3.         Limitation of Amendments.  Except as expressly provided herein and modified hereby, the Security Agreement shall remain unmodified and in full force and effect.  This Amendment shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Security Agreement or any of the instruments or agreements referenced therein, or (b) otherwise prejudice any right or remedy which NIBR may now have or may have in the future under or in connection with the Security Agreement or any of the instruments or agreements referenced therein.  This Amendment shall be construed in connection with and as part of the Security Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Security Agreement, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.         Representations and Warranties; No Default: By its execution hereof, the Company hereby certifies to NIBR as follows:

4.1       The representations and warranties of the Company set forth in the Security Agreement are true and correct as of the date hereof; and

4.2       No default has occurred and is continuing which with the giving of notice or the passage of time would become an Event of Default, and no Event of Default has occurred and is continuing or will arise immediately after giving effect to or as a result of this Amendment.

5.         Assignment.  The parties acknowledge and agree that NIBR may assign or transfer its rights and obligations in the Security Agreement to any permitted transferee of the Note without the prior written consent of the Company.

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

6.         Further Assurances.  The Company shall execute and deliver such other documents, and take such other actions, as may be requested by NIBR from time to time to give effect to the provisions of this Amendment.

7.         Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.         Entire Agreement.  This Amendment, together with the Security Agreement and  the Note constitute and contain the entire agreement of NIBR and the Company with respect to their respective subject matters, and supersede any and all prior agreements and understandings relating to the subject matter thereof.

[signature pages follow]

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

XOMA (US) LLC

By:	/s/ Jim R. Neal
Name:	Jim R. Neal
Title:	VP Business Development

NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC.

By:	/s/ Christian Klee
Name:	Christian Klee
Title:	VP + CFO

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

EXHIBIT H – Form of Amendment to the Amended and Restated Research, Development and Commercialization Agreement

{Filed as Exhibit 10.4 to the Quarterly Report}

Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.

SCHEDULE 1 – Exceptions to Representations and Warranties

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Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. such identified information has been excluded from this exhibit because it is (i) not material and (ii) would likely cause competitive harm to the company if disclosed.